1 Wells/Village – Galloway Term Note 4857-9794-5608, v. 3 GALLOWAY TERM NOTE Wells Fargo Bank, National Association $7,350,000 As of January 28, 2022 Roseland, New Jersey This Galloway Term Note (this “Note”) is executed and delivered under and pursuant to the terms of that certain Amended and Restated Credit Agreement dated as of even date herewith (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”) by and among VILLAGE SUPER MARKET, INC., a corporation organized under the laws of the State of New Jersey (“Village”), VILLAGE SUPER MARKET OF NJ, L.P., a limited partnership organized under the laws of the State of New Jersey (“Village NJ”), VILLAGE SUPERMARKET OF MARYLAND LLC, a limited liability company organized under the laws of the State of Maryland (“Village MD”), VILLAGE SUPER MARKET OF PA, LLC, a limited liability company organized under the laws of the Commonwealth of Pennsylvania (“Village PA”), VSM NEW MARKETS, LLC, a limited liability company organized under the laws of the State of New Jersey (“VSM New Markets”), VSM GOURMET, LLC, a limited liability company organized under the laws of the State of New York (“VSM Gourmet”), VSM NY HOLDINGS LLC, a limited liability company organized under the laws of the State of New York (“VSM Fairway”), GREATER MORRISTOWN RESTAURANT, LLC, a limited liability company organized under the laws of the State of New Jersey (“VSM Morristown”), HANOVER AND HORSEHILL DEVELOPMENT LIMITED LIABILITY COMPANY, a limited liability company organized under the laws of the State of New Jersey (“Hanover”), DELILAH PROPERTIES LLC, a limited liability company organized under the laws of the State of New Jersey (“Delilah”), FIRE BRANDS INNOVATION LLC, a limited liability company organized under the laws of the State of New Jersey (“Fire Brands”), VSM NY DISTRIBUTION LLC, a limited liability company organized under the laws of the State of New York (“VSM Distribution”) and VILLAGE GALLOWAY SHOPPING CENTER LLC, a limited liability company organized under the laws of the State of New Jersey (“Galloway” and collectively with Village, Village NJ, Village MD, Village PA, VSM New Markets, VSM Gourmet, VSM Fairway, VSM Morristown, Hanover, Delilah, Fire Brands, VSM Distribution, the "Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank"). Capitalized terms not otherwise defined herein shall have the meanings provided in the Credit Agreement. FOR VALUE RECEIVED, Borrower hereby promises to pay to the order of the Bank, at the office of Bank located at 190 River Road, 1st Floor, Summit, New Jersey 07901 or at such other place as Bank may from time to time designate to Borrower in writing: (i) the principal sum of SEVEN MILLION AND THREE HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($7,350,000) shall be paid in one hundred eighty (180) equal consecutive monthly principal installments based on a one hundred eighty (180) month amortization schedule as more fully set forth on Schedule 1 attached hereto, the first one hundred seventy nine (179) of which shall be in the amount of $40,833.33 plus accrued interest commencing on the first Business Day of the first month immediately following the Closing Date and continuing on the first Business Day each month thereafter, with a one hundred eightieth (180th) and final payment of any unpaid balance of principal and interest payable on the first

2 Wells/Village – Galloway Term Note 4857-9794-5608, v. 3 Business Day of the one hundred eightieth (180th) month thereafter, subject to mandatory prepayment and acceleration upon the occurrence of an Event of Default under the Credit Agreement or earlier termination of the Credit Agreement pursuant to the terms thereof; (ii) interest on the principal amount of this Note from time to time outstanding until such principal amount is paid in full at the Galloway Term Loan Rate in accordance with the provisions of the Credit Agreement. In no event, however, shall interest exceed the maximum interest rate permitted by law. Upon and after the occurrence of an Event of Default, and during the continuation thereof, interest shall be payable at the Default Rate in accordance with the Credit Agreement; and (iii) notwithstanding anything to the contrary herein, in the Credit Agreement and/or in any other Loan Document, all outstanding principal and interest hereunder is due and payable on the Galloway Term Loan Maturity Date. This Note is a “Galloway Term Note” referred to in the Credit Agreement and is secured, inter alia, by the liens granted pursuant to the Credit Agreement and the other Loan Documents, is entitled to the benefits of the Credit Agreement and the other Loan Documents and is subject to all of the agreements, terms and conditions therein contained. This Note evidences the extension of the Galloway Term Loan. This Note is subject to mandatory prepayment, and may be voluntarily prepaid, in whole or in part, in each case pursuant to the terms and conditions set forth in the Credit Agreement. If an Event of Default under Subsection 6.1(f) or 6.1(h) of the Credit Agreement shall occur, then this Note shall immediately become due and payable, without notice, together with reasonable attorneys’ fees if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof. If any other Event of Default shall occur under the Credit Agreement or any of the other Loan Documents, which is not cured within any applicable grace period, then this Note may, as provided in the Credit Agreement, be declared to be immediately due and payable, without notice, together with reasonable attorneys’ fees, if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof. Bank may at any time pledge or assign all or any portion of its rights under the Credit Agreement or the other Loan Documents (including any portion of this Note) to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or assignment or enforcement thereof shall release Bank from its obligations under the Credit Agreement or any of the other Loan Documents. Upon the sale, transfer, hypothecation, assignment or other encumbrance, whether voluntary, involuntary or by operation of law, of all or any interest in any real property securing this Note, if any, or upon the occurrence of any Event of Default, the holder of this Note, at the holder's option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, notice of nonperformance, notice of protest, protest or notice of dishonor, all of which are expressly waived by Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Borrower shall pay to the holder immediately upon demand the full amount of all

3 Wells/Village – Galloway Term Note 4857-9794-5608, v. 3 payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees), expended or incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note whether or not suit is brought, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to Borrower or any other person or entity. Should more than one person or entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several. The effective date of this Note shall be the date that Bank has accepted this Note and all conditions to the effectiveness of the Credit Agreement have been fulfilled to Bank's satisfaction. Notwithstanding the occurrence of the effective date of this Note, Bank shall not be obligated to extend credit under this Note until all conditions to each extension of credit set forth in the Credit Agreement have been fulfilled to Bank's satisfaction. This Note shall be construed and enforced in accordance with the laws of the State of New Jersey. Borrower expressly waives any presentment, demand, protest, notice of protest, or notice of any kind except as expressly provided in the Credit Agreement. [SIGNATURE PAGE TO FOLLOW]

8 Wells/Village – Galloway Term Note 4857-9794-5608, v. 3

9 Wells/Village – Galloway Term Note 4857-9794-5608, v. 3 SCHEDULE 1 (Galloway Term Note Amortization Schedule)

SCHEDULE 1 TO PROMISSORY NOTE 45107621 The Note will be paid in the principal amounts plus accrued interest on the dates as shown below: Payment Due Date Principal Payment Due Remaining Principal Outstanding (following scheduled principal payment) Jan 28, 2022 0.00 7,350,000.00 Mar 01, 2022 40,833.33 7,309,166.67 Apr 01, 2022 40,833.33 7,268,333.33 May 02, 2022 40,833.33 7,227,500.00 Jun 01, 2022 40,833.33 7,186,666.67 Jul 01, 2022 40,833.33 7,145,833.33 Aug 01, 2022 40,833.33 7,105,000.00 Sep 01, 2022 40,833.33 7,064,166.67 Oct 03, 2022 40,833.33 7,023,333.33 Nov 01, 2022 40,833.33 6,982,500.00 Dec 01, 2022 40,833.33 6,941,666.67 Jan 03, 2023 40,833.33 6,900,833.33 Feb 01, 2023 40,833.33 6,860,000.00 Mar 01, 2023 40,833.33 6,819,166.67 Apr 03, 2023 40,833.33 6,778,333.33 May 01, 2023 40,833.33 6,737,500.00 Jun 01, 2023 40,833.33 6,696,666.67 Jul 03, 2023 40,833.33 6,655,833.33 Aug 01, 2023 40,833.33 6,615,000.00 Sep 01, 2023 40,833.33 6,574,166.67 Oct 02, 2023 40,833.33 6,533,333.33 Nov 01, 2023 40,833.33 6,492,500.00 Dec 01, 2023 40,833.33 6,451,666.67 Jan 02, 2024 40,833.33 6,410,833.33 Feb 01, 2024 40,833.33 6,370,000.00 Mar 01, 2024 40,833.33 6,329,166.67 Apr 01, 2024 40,833.33 6,288,333.33 May 01, 2024 40,833.33 6,247,500.00 Jun 03, 2024 40,833.33 6,206,666.67 Jul 01, 2024 40,833.33 6,165,833.33

45107621 Payment Due Date Principal Payment Due Remaining Principal Outstanding (following scheduled principal payment) Aug 01, 2024 40,833.33 6,125,000.00 Sep 03, 2024 40,833.33 6,084,166.67 Oct 01, 2024 40,833.33 6,043,333.33 Nov 01, 2024 40,833.33 6,002,500.00 Dec 02, 2024 40,833.33 5,961,666.67 Jan 02, 2025 40,833.33 5,920,833.33 Feb 03, 2025 40,833.33 5,880,000.00 Mar 03, 2025 40,833.33 5,839,166.67 Apr 01, 2025 40,833.33 5,798,333.33 May 01, 2025 40,833.33 5,757,500.00 Jun 02, 2025 40,833.33 5,716,666.67 Jul 01, 2025 40,833.33 5,675,833.33 Aug 01, 2025 40,833.33 5,635,000.00 Sep 02, 2025 40,833.33 5,594,166.67 Oct 01, 2025 40,833.33 5,553,333.33 Nov 03, 2025 40,833.33 5,512,500.00 Dec 01, 2025 40,833.33 5,471,666.67 Jan 02, 2026 40,833.33 5,430,833.33 Feb 02, 2026 40,833.33 5,390,000.00 Mar 02, 2026 40,833.33 5,349,166.67 Apr 01, 2026 40,833.33 5,308,333.33 May 01, 2026 40,833.33 5,267,500.00 Jun 01, 2026 40,833.33 5,226,666.67 Jul 01, 2026 40,833.33 5,185,833.33 Aug 03, 2026 40,833.33 5,145,000.00 Sep 01, 2026 40,833.33 5,104,166.67 Oct 01, 2026 40,833.33 5,063,333.33 Nov 02, 2026 40,833.33 5,022,500.00 Dec 01, 2026 40,833.33 4,981,666.67 Jan 04, 2027 40,833.33 4,940,833.33

45107621 Payment Due Date Principal Payment Due Remaining Principal Outstanding (following scheduled principal payment) Feb 01, 2027 40,833.33 4,900,000.00 Mar 01, 2027 40,833.33 4,859,166.67 Apr 01, 2027 40,833.33 4,818,333.33 May 03, 2027 40,833.33 4,777,500.00 Jun 01, 2027 40,833.33 4,736,666.67 Jul 01, 2027 40,833.33 4,695,833.33 Aug 02, 2027 40,833.33 4,655,000.00 Sep 01, 2027 40,833.33 4,614,166.67 Oct 01, 2027 40,833.33 4,573,333.33 Nov 01, 2027 40,833.33 4,532,500.00 Dec 01, 2027 40,833.33 4,491,666.67 Jan 03, 2028 40,833.33 4,450,833.33 Feb 01, 2028 40,833.33 4,410,000.00 Mar 01, 2028 40,833.33 4,369,166.67 Apr 03, 2028 40,833.33 4,328,333.33 May 01, 2028 40,833.33 4,287,500.00 Jun 01, 2028 40,833.33 4,246,666.67 Jul 03, 2028 40,833.33 4,205,833.33 Aug 01, 2028 40,833.33 4,165,000.00 Sep 01, 2028 40,833.33 4,124,166.67 Oct 02, 2028 40,833.33 4,083,333.33 Nov 01, 2028 40,833.33 4,042,500.00 Dec 01, 2028 40,833.33 4,001,666.67 Jan 02, 2029 40,833.33 3,960,833.33 Feb 01, 2029 40,833.33 3,920,000.00 Mar 01, 2029 40,833.33 3,879,166.67 Apr 02, 2029 40,833.33 3,838,333.33 May 01, 2029 40,833.33 3,797,500.00 Jun 01, 2029 40,833.33 3,756,666.67 Jul 02, 2029 40,833.33 3,715,833.33

45107621 Payment Due Date Principal Payment Due Remaining Principal Outstanding (following scheduled principal payment) Aug 01, 2029 40,833.33 3,675,000.00 Sep 04, 2029 40,833.33 3,634,166.67 Oct 01, 2029 40,833.33 3,593,333.33 Nov 01, 2029 40,833.33 3,552,500.00 Dec 03, 2029 40,833.33 3,511,666.67 Jan 02, 2030 40,833.33 3,470,833.33 Feb 01, 2030 40,833.33 3,430,000.00 Mar 01, 2030 40,833.33 3,389,166.67 Apr 01, 2030 40,833.33 3,348,333.33 May 01, 2030 40,833.33 3,307,500.00 Jun 03, 2030 40,833.33 3,266,666.67 Jul 01, 2030 40,833.33 3,225,833.33 Aug 01, 2030 40,833.33 3,185,000.00 Sep 03, 2030 40,833.33 3,144,166.67 Oct 01, 2030 40,833.33 3,103,333.33 Nov 01, 2030 40,833.33 3,062,500.00 Dec 02, 2030 40,833.33 3,021,666.67 Jan 02, 2031 40,833.33 2,980,833.33 Feb 03, 2031 40,833.33 2,940,000.00 Mar 03, 2031 40,833.33 2,899,166.67 Apr 01, 2031 40,833.33 2,858,333.33 May 01, 2031 40,833.33 2,817,500.00 Jun 02, 2031 40,833.33 2,776,666.67 Jul 01, 2031 40,833.33 2,735,833.33 Aug 01, 2031 40,833.33 2,695,000.00 Sep 02, 2031 40,833.33 2,654,166.67 Oct 01, 2031 40,833.33 2,613,333.33 Nov 03, 2031 40,833.33 2,572,500.00 Dec 01, 2031 40,833.33 2,531,666.67 Jan 02, 2032 40,833.33 2,490,833.33

45107621 Payment Due Date Principal Payment Due Remaining Principal Outstanding (following scheduled principal payment) Feb 02, 2032 40,833.33 2,450,000.00 Mar 01, 2032 40,833.33 2,409,166.67 Apr 01, 2032 40,833.33 2,368,333.33 May 03, 2032 40,833.33 2,327,500.00 Jun 01, 2032 40,833.33 2,286,666.67 Jul 01, 2032 40,833.33 2,245,833.33 Aug 02, 2032 40,833.33 2,205,000.00 Sep 01, 2032 40,833.33 2,164,166.67 Oct 01, 2032 40,833.33 2,123,333.33 Nov 01, 2032 40,833.33 2,082,500.00 Dec 01, 2032 40,833.33 2,041,666.67 Jan 03, 2033 40,833.33 2,000,833.33 Feb 01, 2033 40,833.33 1,960,000.00 Mar 01, 2033 40,833.33 1,919,166.67 Apr 01, 2033 40,833.33 1,878,333.33 May 02, 2033 40,833.33 1,837,500.00 Jun 01, 2033 40,833.33 1,796,666.67 Jul 01, 2033 40,833.33 1,755,833.33 Aug 01, 2033 40,833.33 1,715,000.00 Sep 01, 2033 40,833.33 1,674,166.67 Oct 03, 2033 40,833.33 1,633,333.33 Nov 01, 2033 40,833.33 1,592,500.00 Dec 01, 2033 40,833.33 1,551,666.67 Jan 03, 2034 40,833.33 1,510,833.33 Feb 01, 2034 40,833.33 1,470,000.00 Mar 01, 2034 40,833.33 1,429,166.67 Apr 03, 2034 40,833.33 1,388,333.33 May 01, 2034 40,833.33 1,347,500.00 Jun 01, 2034 40,833.33 1,306,666.67 Jul 03, 2034 40,833.33 1,265,833.33

45107621 Payment Due Date Principal Payment Due Remaining Principal Outstanding (following scheduled principal payment) Aug 01, 2034 40,833.33 1,225,000.00 Sep 01, 2034 40,833.33 1,184,166.67 Oct 02, 2034 40,833.33 1,143,333.33 Nov 01, 2034 40,833.33 1,102,500.00 Dec 01, 2034 40,833.33 1,061,666.67 Jan 02, 2035 40,833.33 1,020,833.33 Feb 01, 2035 40,833.33 980,000.00 Mar 01, 2035 40,833.33 939,166.67 Apr 02, 2035 40,833.33 898,333.33 May 01, 2035 40,833.33 857,500.00 Jun 01, 2035 40,833.33 816,666.67 Jul 02, 2035 40,833.33 775,833.33 Aug 01, 2035 40,833.33 735,000.00 Sep 04, 2035 40,833.33 694,166.67 Oct 01, 2035 40,833.33 653,333.33 Nov 01, 2035 40,833.33 612,500.00 Dec 03, 2035 40,833.33 571,666.67 Jan 02, 2036 40,833.33 530,833.33 Feb 01, 2036 40,833.33 490,000.00 Mar 03, 2036 40,833.33 449,166.67 Apr 01, 2036 40,833.33 408,333.33 May 01, 2036 40,833.33 367,500.00 Jun 02, 2036 40,833.33 326,666.67 Jul 01, 2036 40,833.33 285,833.33 Aug 01, 2036 40,833.33 245,000.00 Sep 02, 2036 40,833.33 204,166.67 Oct 01, 2036 40,833.33 163,333.33 Nov 03, 2036 40,833.33 122,500.00 Dec 01, 2036 40,833.33 81,666.67 Jan 02, 2037 40,833.33 40,833.33

45107621 Payment Due Date Principal Payment Due Remaining Principal Outstanding (following scheduled principal payment) Jan 28, 2037 40,833.33 0.00